Exhibit 4.1

CERTIFICATE NO.	SEE REVERSE FOR CERTAIN DEFINITIONS

COMMON STOCK

CUSIP

MEETINGHOUSE BANCORP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

THIS CERTIFIES THAT

S P E C I M E N

is the owner of:

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE

The shares represented by this certificate are transferable only on the stock transfer books of Meetinghouse Bancorp, Inc. (the “Corporation”) by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed.  This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation of the Corporation and any amendments thereto (copies of which are on file with the Corporate Secretary of the Corporation), to all of which provisions the holder by acceptance hereof, assents.

This certificate is not valid unless countersigned and registered by the Corporation’s Transfer Agent and Registrar.  The shares represented by this certificate are not of an insurable type and are not insured by the Federal Deposit Insurance Corporation or any other government agency or by the Share Insurance Fund.

IN WITNESS THEREOF, Meetinghouse Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:		[SEAL]

	President and Chief Executive Officer		Corporate Secretary

Meetinghouse Bancorp, Inc.

The shares represented by this certificate are subject to a limitation contained in the Articles of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the “Limit”) be entitled or permitted to any vote in respect of shares held in excess of the Limit.

The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of preferred stock in series and to set and fix the relative rights, designations, preferences, voting powers, conversion or other rights, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each series thereof.  The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFTS MIN ACT -	custodian for under Uniform
Gifts to Minors Act
(State)
TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT -	custodian (until age )
under Uniform Transfers to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFICATION NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee

                                                                                              shares of the common stock represented by this certificate, and do hereby irrevocably constitute and appoint                                                                                                                                                         , attorney, to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

DATED
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15